BNS HOLDING, INC.

25 ENTERPRISE CENTER, SUITE 103

MIDDLETOWN, RHODE ISLAND 02842

FOR IMMEDIATE RELEASE

BNS HOLDING, INC. ANNOUNCES DATE OF 2006 ANNUAL MEETING

Middletown, Rhode Island, March 17, 2006 -- BNS HOLDING, INC. (OTCBB:BNSIA) announced today that the Company’s 2006 Annual Meeting will be held on Thursday, June 15, 2006 at the Company’s offices at 25 Enterprise Center in Middletown, Rhode Island. At the meeting, shareholders of record as of May 5, 2006 will vote on the election of directors and the confirmation of Ernst & Young LLP as the Company’s auditors for the year ending December 31, 2006.

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of assumptions, risks, and uncertainties that could cause the actual results of the Company to differ materially from those matters expressed in or implied by such forward-looking statements. They involve known and unknown risks, uncertainties, and other factors, which are in some cases beyond the control of the Company. Additional information regarding these risk factors and uncertainties is described more fully in the Company’s SEC filings. A copy of all SEC filings may be obtained from the SEC’s EDGAR web site, www.sec.gov, or by contacting: Michael Warren, President and Chief Executive Officer, telephone (401) 848-6500. The Company does not maintain a web site.

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